THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THE ISSUANCE TO THE HOLDER OF THIS NOTE OF THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, IN PAYMENT OF INTEREST ON THIS NOTE AND UPON EXERCISE OF COMMON STOCK WARRANTS ISSUABLE UPON REDEMPTION OF THIS NOTE ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE 1933 ACT OR REGISTRATION UNDER STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THE RESALE HEREOF IS REGISTERED UNDER THE 1933 ACT, (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (3) SOLD, TRANSFERRED OR ASSIGNED TO A QIB PURSUANT TO RULE 144A.

SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THE RESALE THEREOF IS REGISTERED UNDER THE 1933 ACT OR (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS ISSUED PURSUANT TO A SECURITIES PURCHASE AND EXCHANGE AGREEMENT, DATED AS OF MARCH 19, 1999, BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS NOTE, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS NOTE AND THIS NOTE ARE SUBJECT TO CERTAIN OF THE TERMS OF THE SECURITIES PURCHASE AND EXCHANGE AGREEMENT.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 8.7.


                                   SUGEN, INC.

                      12% SENIOR CONVERTIBLE NOTE DUE 2002

No. ___                                                          $______________
New York, New York
March       24, 1999

         FOR VALUE RECEIVED, SUGEN, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to [HOLDER], c/o __________________________________, or registered assigns (the "Holder") or
order,     the     sum    of     ___________________________________     Dollars
($________________), on the Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by repurchase in accordance with the terms hereof or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable in arrears on each Interest Payment Date, commencing on July 1, 1999, on the principal amount outstanding on such date. Interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been converted or redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such conversion or redemption.

         All payments of principal of and premium, if any, and interest on this Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock. All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article VI.

         The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Securities Purchase Agreement and the Holder of this Note and this Note are subject to the terms of the Securities Purchase Agreement.

         The following terms shall apply to this Note:

                                    ARTICLE I

                      INTEREST IN COMMON STOCK; REDEMPTION

         1.1 Issuance of Common Stock in Lieu of Cash Interest. (a) If the Company exercises its option to make a payment of interest on this Note wholly or partly in shares of Common Stock (herein sometimes called the "Stock Payment Option"), the issuance of Interest Shares upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors.

                      (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on this Note if:

                           (i) the number of shares of Common Stock  authorized,
unissued and unreserved for all purposes other than payment of interest on this Note, or held in the Company's treasury, after taking into account shares of Common Stock required to be reserved for conversion of this Note, the Other Notes and the Warrant Notes and exercise of the Warrants, the Common Stock Warrants and the Other Common Stock Warrants, is insufficient to pay the portion of such interest to be paid in Common Stock;

                           (ii) the  issuance or delivery of Interest  Shares or
the public resale of such Interest Shares by the Holder would require registration or filing with or approval of any governmental authority under any law or regulation, and such registration, filing or approval has not been effected or obtained or is not in effect or the Registration Statement is unavailable for use by the Holder for the resale of the Interest Shares; provided, however, that with respect to compliance with the securities or blue sky laws of the states of the United States, the requirements of this clause (ii) shall be deemed satisfied if at the applicable time the Company is in compliance with Section 8(b) of the Securities Purchase Agreement;

                           (iii) the  Interest  Shares  shall not at the time of
issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

                           (iv) the Interest Share Price for the Interest Shares
is less than the par value of
the Common Stock;

                           (v)  an  Event  of  Default  has   occurred   and  is
continuing on the applicable Interest Payment Date or at any time thereafter to and including the date on which the Company delivers such Interest Shares to the Holder; or

                           (vi)  the  Common  Stock is  neither  (i)  listed  or
admitted for trading on a national securities exchange nor (ii) quoted on Nasdaq.

                     (c) (1) The Company shall have the right to elect the Stock Payment Option for this Note with respect to a particular Interest Payment Date only if (A) the Company gives notice of such election to the Holder on or before such Interest Payment Date and (B) the Company also elects the similar option which it has with respect to the Other Notes and the Warrant Notes for the interest due thereon on the date which is such Interest Payment Date and in each such case described in this clause (B) pro rata among this Note, the Other Notes and the Warrant Notes, based on the amounts of interest due on such date hereon and thereon. If the Company elects the Stock Payment Option with respect to a particular Interest Payment Date, the Company shall issue to the Holder in respect of such Interest Payment Date the aggregate number of whole shares of Common Stock determined by dividing the per share Interest Share Price of the Common Stock on the applicable Interest Payment Date into an amount equal to the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in Interest Shares were being paid in such lawful money.

                           (2) If the Company  elects the Stock  Payment  Option
with respect to an Interest Payment Date, the Interest Shares for such Interest Payment Date shall become issuable on such Interest Payment Date and the Company shall deliver, or cause to be delivered, the appropriate number of Interest Shares to the Holder within three Trading Days after the applicable Interest Payment Date. If in any case the Company shall fail to deliver or cause to be delivered such number of Interest Shares to the Holder within five Trading Days after such Interest Payment Date, then in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the applicable Interest Payment Date and ending on the date the Company delivers or causes to be delivered to the Holder the Interest Shares issuable in respect thereof), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the

Company, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Stock Payment Option, require payment in cash of the interest in respect of which the Company exercised the Stock Payment Option, in which case the amount of such interest shall be immediately due and payable, with Default Interest thereon from the applicable Interest Payment Date until paid in full and upon such cash payment in full the Company shall not be obligated to issue such Interest Shares to the Holder. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such Interest Shares results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Issuing Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Issuing Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Issuing Agent). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Interest Payment Date if the Holder becomes aware that Interest Shares so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise.

                           (3) No  fractional  shares of Common  Stock  shall be
issued in payment of interest on this Note. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number of shares or may pay lawful money of the United States of America in payment of the amount of such interest in lieu of issuance of such fractional share.

                           (4) If the Company  elects the Stock  Payment  Option
with respect to a payment of interest on this Note with respect to a particular Interest Payment Date and the arithmetic average of the Market Price of one share of Common Stock during the Interest Shares Measurement Period with respect to such Interest Payment Date is less than the Interest Share Price for such Interest Payment Date, then the Company shall pay to the Holder an amount in cash determined as follows:

                     PA   =   I   -   (IS   x   M)

where:

               PA    =    the  amount  payable  by the  Company to the Holder in
                          respect of such Interest Payment Date pursuant to this
                          Section 1.1(c)(4)

               I     =    the amount of  interest  payable to the Holder on such
                          Interest Payment Date in respect of which the Company elected the Stock Payment Option

               IS    =    the number of Interest  Shares issued to the Holder in
                          respect of such Interest Payment Date

               M     =    the  arithmetic  average  of the  Market  Price of one
                          share of  Common  Stock  during  the  Interest  Shares
                          Measurement  Period  with  respect  to  such  Interest
                          Payment Date

The amount, if any, payable by the Company pursuant to this Section 1.1(c)(4) shall be deemed to be additional interest on this Note and shall be paid to the Holder in lawful money of the United States of America within three Business Days after the end of the applicable Interest Shares Measurement Period by wire transfer of immediately available funds to such account as shall be specified by notice from the Holder to the Company from time to time.

                      (d) If the Company elects the Stock Payment Option with respect to a payment of interest on this Note with respect to a particular Interest Payment Date, the Company shall deliver to the Holder, on or prior to the date on which Interest Shares for such payment of interest on this Note are required to be received by the Holder, a Company Certificate setting forth (i) the total amount of the cash interest payment to which the Holder is entitled,
(ii) the portion of such interest payment being made in Interest Shares, (iii) the Interest Share Price and the Market Price on each Trading Day used in computing the Interest Share Price, (iv) the number of Interest Shares allocable to such payment, as calculated pursuant to this Section 1.1, (v) any rounding adjustment to such number or any payment necessary to be made pursuant to
Section 1.1(c), (vi) a brief statement of the facts requiring such adjustment, and (vii) a brief statement that none of the conditions set forth in Section 1.1(b) has occurred and is existing and that all of the requirements of this
Section 1.1 have been met. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Interest Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 1.1 in the absence of manifest error. On or before the pertinent Interest Payment Date, the Company shall issue, or cause the Issuing Agent to prepare and issue, the Interest Shares in the name of the Holder or its nominee before being so delivered by the Company on such Interest Payment Date.

                      (e) The Interest Shares, when issued pursuant to and in compliance with this Section 1.1, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof has been in all respects authorized by the Company; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock and any amount required to be paid by the Company pursuant to Section 1.1(c)(4) with respect to such interest payment, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Interest Shares relate.

         1.2 Optional Redemption. (a) At any time after the SEC Effective Date, the Company shall have the right on one occasion only to redeem this Note in full pursuant to this Section 1.2 on the Optional Redemption Date, so long as
(x) on the date the Optional Redemption Notice is given and at all times thereafter to and including the Optional Redemption Date, the Registration Statement is effective under the 1933 Act and available for use by the Holder for the resale of all shares of Common Stock issuable or issued to the Holder, including, without limitation, all Interest Shares issued to the Holder, except as may otherwise be agreed by the Holder at any time with respect to any such shares of Common Stock, (y) on the date the Optional Redemption Notice is given and at all times thereafter to and including the Optional Redemption Date one or more registration statements under the 1933 Act covering the resale of the shares of Common Stock issuable to the Holder upon exercise of the Common Stock Warrants issuable to the Holder in payment of a portion of the Optional Redemption

Consideration shall be effective under the 1933 Act and available for use by the Holder for the resale of such shares of Common Stock and each such registration statement shall be expected to remain available for such use for 30 Trading Days after the Optional Redemption Date, and (z) on the date the Optional Redemption Notice is given, the Company has funds available to pay the cash portion of the Optional Redemption Consideration. In order to exercise its right of redemption under this Section 1.2, the Company shall give the Optional Redemption Notice to the Holder not less than 45 days or more than 90 days prior to the Optional Redemption Date. The Optional Redemption Notice shall state that: (1) the
Company is  exercising  its right to redeem  this Note in  accordance  with this
Section 1.2, (2) the amount of the Optional Redemption Consideration and (3) the Optional Redemption Date (which, in the case of a redemption in connection with a proposed transaction that would not be permitted by the terms of this Note, may be stated as the date which coincides with completion of such transaction, but in no event may be sooner than 45 days or more than 90 days after the Optional Redemption Notice is given). Nothing herein shall permit the Company to exercise its right of redemption on a basis that is contingent or conditioned upon any event or other matter. On the Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company duly endorsed for transfer) the Company shall (x) pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the cash portion of the Optional Redemption Consideration of this Note and (y) issue and deliver to the Holder the portion of the Optional Redemption Consideration consisting of Common Stock Warrants, which will be deemed for all purposes to have been issued to the Holder on the Optional Redemption Date, unless the Company shall have failed to pay the amount specified in the immediately preceding clause (x) when due.

                      (b) The Company shall not be entitled to give the Optional Redemption Notice or to redeem any portion of this Note with respect to which the Holder has given a Conversion Notice on or prior to the date the Company gives the Optional Redemption Notice. Notwithstanding the giving of the Optional Redemption Notice, the Holder shall be entitled to convert this Note in accordance with the terms of this Note by giving a Conversion Notice at any time on or prior to the later of (1) the date which is one Trading Day prior to the Optional Redemption Date and (2) if the Company fails to pay and deliver to the Holder or deposit in accordance with Section 8.10 the Optional Redemption Consideration on or before the Optional Redemption Date, the date on which the Company pays and delivers to the Holder or deposits in accordance with Section
8.10 the Optional Redemption Consideration. The Optional Redemption Consideration set forth in the Optional Redemption Notice shall be adjusted to reflect the reduced outstanding principal amount of this Note and related accrued interest and Default Interest on the Optional Redemption Date resulting from any permitted conversions of this Note after the Optional Redemption Notice is given.

                      (c) Redemption of this Note pursuant to this Section 1.2 shall be made at the same time as a redemption by the Company of all Other Notes and Warrant Notes that are outstanding on the Optional Redemption Date. The Company shall not redeem any of the Other Notes or Warrant Notes pursuant to the provisions thereof similar to this Section 1.2 or repurchase or otherwise acquire any of the Other Notes or the Warrant Notes (other than a mandatory repurchase pursuant to provisions of the Other Notes and the Warrant Notes comparable to Article V) unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion (based on outstanding principal amount) of this Note for cash at the same unit price as the Other Note(s) or Warrant Note(s).

         1.3 No Prepayment, Etc. Except as specifically provided in Sections 1.2, 5.2 and 5.3, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the Maturity Date. The Company shall not repurchase or otherwise acquire any of the Other Notes or the Warrant Notes unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion of this Note for cash at the same price per unit of outstanding principal amount as the Other Note(s) or Warrant Note(s). Nothing in this Section 1.3 shall limit the Company's rights under Article VI.

                                   ARTICLE II

                                   CONVERSION

         2.1 Right to Convert. Subject to and upon compliance with the provisions of this Note, the Holder of this Note shall have the right, at the Holder's option, at any time prior to the close of business on the Maturity Date (except that if the Holder shall have exercised repurchase rights under Sections
5.1 and 5.2 or Section 5.3 or the Company shall have exercised its redemption rights under Section1.2 such conversion right shall terminate with respect to the portion of this Note to be repurchased or redeemed, as the case may be, at the close of business on the last Trading Day prior to the date the Company pays or deposits in accordance with Section 8.10 the applicable Repurchase Price, Registration Repurchase Price or Optional Redemption Consideration unless the Company shall default in payment due upon repurchase or redemption hereof) to convert the principal amount of this Note, or any portion of such principal amount which is at least $10,000 (or such lesser principal amount of this Note as shall be outstanding at such time), plus accrued and unpaid interest, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the principal amount of this Note or portion thereof being converted plus (y) accrued and unpaid interest on the portion of the principal amount of this Note being converted to the applicable Conversion Date plus (z) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (y) to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 2.2; provided, however, that, if at any time this
Note is converted in whole or in part pursuant to this Section 2.1, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Note (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Note or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Note, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of this Note converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. The
Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note to Common Stock, and only to the extent this Note is deemed to have been converted to Common Stock under this Article II. For purposes of Sections 2.5 and 2.6, whenever a provision references the shares of Common Stock into which this Note (or a portion hereof) is convertible or the shares of Common Stock issuable upon conversion of this Note (or a portion hereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of this Note.

         2.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (a) In order to exercise the conversion privilege with respect to this Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company and the Issuing Agent or to the office or agency designated by the Company for such purpose by notice to the Holder. The Holder shall make reasonable efforts to deliver a copy of such Conversion Notice to the Company's legal counsel when such notice is delivered to the Company and the Issuing Agent or as soon as practical thereafter, provided that the failure to do so shall not relieve the Company or the Issuing Agent of its obligations or prejudice the Holder's rights. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

                  (b) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Company shall issue and shall deliver to the Holder or the Holder's designee the number of full shares of Common Stock issuable upon such conversion of this Note or portion hereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 2.2(f) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of
Section 2.1 (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date).

                  (c) Each conversion of this Note (or portion hereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date. Upon conversion of this Note or any portion hereof, the accrued and unpaid interest on this Note (or portion hereof) to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder of this Note through receipt of such number of shares of Common Stock issued upon conversion of this Note or portion hereof as shall have an aggregate Current Fair Market Value on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid interest.

                  (d) The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder by telephone line facsimile transmission within two Trading Days after a Conversion Notice has been given (which notice from the Company shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of this Note.

                  (e) (1) If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 2.3 shall in no way restrict or delay the right of the Holder to receive certificates for Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder within two Trading Days of such occurrence.

                      (2) If the Company fails to issue and deliver the shares of Common Stock to the Holder in connection with a particular conversion of this Note within five Trading Days after the Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock, then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case the Holder shall thereafter be entitled to convert that portion of this Note as to which such exercise is so rescinded. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of

God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Issuing Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Issuing Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Issuing Agent). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder gives a Conversion Notice if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise.

                  (f) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

         2.3 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this
Section 2.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants (including the Preferred Share Purchase Rights) referred to in Section 2.3(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common

Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (c) In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which "ex-" trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision or combination.

                  (d) In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 2.3(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 2.3(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 2.4 applies) (the foregoing hereinafter in this Section 2.3(d) called the "Securities")), then, in each such case, subject to the second paragraph of this Section 2.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of Securities such holder would have received had such holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 2.3(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 2.3 (and no adjustment to the Conversion Price under this Section 2.3 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date (including the Preferred Share Purchase Rights), are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto (including the Preferred Share Purchase Rights), that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 2.3 was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants (including the Preferred Share Purchase Rights) which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  For  purposes of this Section  2.3(d) and Sections  2.3(a) and
(b), any dividend or distribution to which this Section 2.3(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 2.3(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 2.3(b) applies (and any Conversion Price reduction required by this Section 2.3(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 2.3(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 2.3(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 2.3(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 2.3(a).

                  (e) In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which
Section 2.4 applies or as part of a distribution referred to in Section 2.3(d)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 2.3(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 2.3(f) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the conversion of this Note (and shall have made adequate provision) so that the Holder will receive upon such conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, converted this Note into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of cash the Holder would have received had the Holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a Tender Offer on or after the Issuance Date made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 2.3(f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 2.3(e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such Tender Offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 2.3(f) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this Section 2.3(f).

                  (g) (1) In case at any time on or after the Issuance Date the Company shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 2.3(g). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 2.3(g) may be expressed as the following mathematical formula:



     ----------------------------- ------------------------- --------------
                                        ( O +(C / FMV))           x CP
                                        ---------------
     ----------------------------- ------------------------- --------------
                            NCP  =        ( O + N )
     ----------------------------- ------------------------- --------------
where,

               C    =     aggregate  consideration  received  by the Company for
                          the Newly Issued Shares

               N    =     number of Newly Issued Shares

               O    =     number of shares of  Common  Stock  outstanding  (on a
                          fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

               FMV  =     Current  Fair Market  Value of the Common Stock at the
                          time of issuance of the Newly Issued Shares

               CP   =     Conversion Price  immediately prior to the issuance of
                          the Newly Issued Shares

               NCP  =     Conversion Price immediately after the issuance of the
                          Newly Issued Shares

                          (2) Notwithstanding the foregoing, no adjustment shall
be made under this Section 2.3(g) by reason of:

                              (A) the  issuance  by the  Company  of  shares  of
Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 2.3(a) is made and (ii) the Company shall have given notice of such issuance thereof to the Holder pursuant to Section 2.6;

                              (B) the  issuance by the  Company of Newly  Issued
Shares in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered under the 1933 Act;

                              (C) the  issuance by the Company for cash of Newly
Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Company's business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the Common Stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Company receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of Directors in its reasonable judgment and set forth in a Board Resolution, at least equal to the amount by which (i) the product of the number of Newly Issued Shares so issued times the Current Fair Market Value of the Common Stock on the date such Newly Issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Company for such Newly Issued Shares at the time of issuance thereof;

                              (D) the  issuance  by the  Company of the  Warrant
Notes, the Common Stock Warrants or the Other Common Stock Warrants or shares of Common Stock upon conversion of this Note, the Other Notes or the Warrant Notes or upon exercise of the Common Stock Warrants or the Other Common Stock Warrants in accordance with the terms hereof and thereof; and

                              (E) the  issuance  by the  Company  of  shares  of
Common Stock in payment of interest on this Note, the Other Notes and the Warrant Notes in accordance with the terms hereof and thereof.

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 2.3(a), (b), (c), (d), (e),
(f), and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 2.3(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article II shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                  No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

                  (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five days thereafter, give a notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (k) In any case in which this Section 2.3 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any conversion of this Note after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 2.2(f).

                  (l) For purposes of this Section 2.3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than (i) dividends or distributions payable only in shares of Common Stock and (ii) the Preferred Share Purchase Rights.

         2.4 Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Holder a written agreement providing that this Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 2.4 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Article V herein.

                  (b) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  (c) If this  Section 2.4  applies to any event or  occurrence,
Section 2.3 shall not apply.

         2.5 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

                  (a) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of this Note and the Other Notes, and in addition to the shares of Common Stock required to be reserved by the terms of the Warrant Notes, the Warrants, the Common Stock Warrants, and the Other Common Stock Warrants, sufficient shares to provide for the conversion of this Note and the Other Notes from time to time as this Note and the Other Notes are converted.

                  (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                  (c) The Company covenants that all shares of Common Stock issued upon conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  (d) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of this Note hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  (e) The Company covenants that, so long as the Common Stock shall be listed on the Nasdaq, the NYSE or any other national securities exchange, the Company shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on this Note.

         2.6 Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (c) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

                                   ARTICLE III

                                CERTAIN COVENANTS

         So long as at least $3,750,000 aggregate principal amount of this Note, the Other Notes and the Warrant Notes are outstanding or issuable upon exercise of unexercised Warrants, unless the Company shall have obtained the prior written consent of the Majority Holders:

         3.1 Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

         3.2 Maintenance of Net Cash, Cash Equivalent and Short-Term Investment Balances. The Company shall maintain Net Cash, Cash Equivalent and Short-Term Investment Balances at all times at least equal to the aggregate outstanding principal amount of this Note, the Other Notes and the Warrant Notes. In computing Net Cash, Cash Equivalent and Short-Term Investment Balances of the Company, such computation shall be made on the basis of the Company's Net Cash, Cash Equivalent and Short-Term Investment Balances standing alone except that there shall be included therein the amount, if any, by which the Net Cash, Cash Equivalent and Short-Term Investment Balances of each Subsidiary on the date of determination under this Section 3.2 exceed the sum of (x) the liabilities of the type required to be reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles of such Subsidiary proposed as of the date of determination under this Section 3.2 plus (y) liabilities of such Subsidiary under agreements, contracts or other instruments (excluding liabilities of such Subsidiary to the Company under a cost-sharing agreement that meets the requirements of Section 3.11 to the extent payment of such liabilities is not yet due) which liabilities are not required to be reflected on such a balance sheet on such date of determination, to the extent such liabilities exceed $500,000. Within 30 days after the end of each calendar quarter, the Company shall furnish to the Holder a Company Certificate setting forth the amount of the Company's Net Cash, Cash Equivalent and Short-Term Investment Balances and the outstanding principal amount of this Note, the Other Notes and the Warrant Notes as of the end of such calendar quarter but which
shall  not  contain  any  information   which
would be material, non-public information concerning the Company for the purposes of the 1934 Act.

         3.3 Payment of Obligations. The Company will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

         3.4 Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Company will maintain, and will cause each Significant Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, including, without limitation, products liability insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

         3.5 Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and the Subsidiaries, taken as a whole. The Company will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business except where the failure to do so would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to perform and comply with its obligations under the Transaction Documents.

         3.6 Compliance with Laws. The Company will comply, and will cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

         3.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

         3.8 Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Company shall not:

                  (a) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

                  (b) liquidate, dissolve or otherwise wind up the affairs of the Company.

For purposes of the preceding clause (b), a consolidation or merger of the Company in and of itself shall not be considered a liquidation, dissolution or winding up of the Company.

         3.9 Limitations on Liens. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any mortgage, lien, pledge, security interest or other charge or encumbrance (including, without limitation, the lien or retained security title of a conditional vendor), all of which are referred to below as "liens", upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except:

                  (a) liens upon any property of any Subsidiary or Subsidiaries as security for indebtedness owing to the Company;

                  (b) purchase money liens upon any property acquired by the Company or any Subsidiary after the Issuance Date, or liens existing on such property at the time of acquisition after the Issuance Date; provided that (i) no such lien shall extend to or cover any other property of the Company or any Subsidiary, (ii) the principal amount of indebtedness secured by each such lien on any such property shall not exceed the cost (including such principal amount of the indebtedness secured thereby) to the Company or the Subsidiary of the property subject thereto, and (iii) the aggregate principal amount of all indebtedness of the Company and all Subsidiaries secured by all liens described in this subsection (b) and any extensions, renewals or replacements thereof, at any one time outstanding, shall not exceed $7,500,000.00 for the Company and the Subsidiaries; and the extending, renewing or replacing of any lien permitted by this subsection (b) or of the indebtedness secured thereby; provided, however, that in any such case the lien by which any lien is extended, renewed or replaced shall not extend to or cover any other property of the Company or any Subsidiary and the principal amount of such indebtedness extended, renewed or replaced shall not be increased;

                  (c) liens securing this Note, the Other Notes and the Warrant Notes ratably;

                  (d) liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such liens; liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such liens described in this subsection (d) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; and

                  (e) liens existing on the Issuance Date securing the obligations and covering the property listed in Schedule 4(r) to the Securities Purchase Agreement and which liens constitute liens only on equipment, fixtures, furnishings, furniture, and leasehold improvements and related computer software the acquisition of which was financed with the proceeds of such obligations.

         3.10 Listing Eligibility Reporting. The Company shall notify the Holder from time to time within five days after the Company first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the principal securities market or exchange on which the Common Stock is listed from time to time.

         3.11 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors; provided, however, that any cost-sharing arrangement between the Company and any Subsidiary which meets the requirements for a qualified cost sharing arrangement under Treasury Regulation
Section 1.482-7 shall be deemed to meet the requirements of this Section 3.11.

         3.12 Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section13 or 15(d) under the 1934 Act, make available to the Holder or any holder of shares of Common Stock issued upon conversion hereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

         4.1 Events of Default. If any of the following events of default (each, an "Event of Default") shall occur:

                  (a) Failure to Pay  Principal or Interest.  The Company  fails
         (1) to pay the principal, Optional Redemption Consideration, Repurchase Price or Registration Repurchase Price hereof when due, whether at
         maturity,   upon  redemption,   upon
         acceleration or otherwise, as applicable, or (2) to pay any installment of interest hereon when due and, in the case of this clause (2) of this
         Section 4.1(a) only, such failure continues for a period of five Business Days after the due date thereof; or

                  (b) Conversion and the Shares. The Company fails to issue or cause to be issued shares of Common Stock to the Holder upon exercise by the Holder of the conversion or purchase rights of the Holder within two Trading Days after the due date therefor in accordance with the terms of this Note, any Other Note, any Warrant Note, any Common Stock Warrant or any Other Common Stock Warrant or fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note or in payment of interest on this Note as and when required by this Note and the Securities Purchase Agreement; or

                  (c) Breach of  Covenant.  The Company (1) fails to comply with
         Section 3.1, 3.2, 3.8, 3.9, or 3.10 or (2) fails to comply in any material respect with any provision of Article III of this Note (other than Section 3.1, 3.2, 3.8, 3.9, or 3.10) or breaches any other material covenant or other material term or condition of this Note (other than as specifically provided in clauses (a), (b) or (c)(1) of this Section 4.1), the Securities Purchase Agreement, the Warrants, or the Warrant Notes, and in the case of this clause (2) of this Section 4.1(c) only, such breach continues for a period of 15 days after written notice thereof to the Company from the Holder or within 30 days after delivery of such notice if, and only if, such default is reasonably capable of cure within 30 days after such notice and at all times during such 30-day period the Company has been diligently taking action to cure such default and such cure cannot be completed within such 15-day period; or

                  (d) Breach of Representations and Warranties. Any material representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement) shall be false or misleading in any material respect when made; or

                  (e) Certain Voluntary Proceedings. The Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

                  (f) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days; or

                  (g) Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $750,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty consecutive days; or

                  (h) Default under Other Agreements and Instruments. (1) The Company or any Subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $1,000,000 individually or $2,500,000 in the aggregate for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); provided, however, that the events and conditions described in the preceding clauses (i) and (ii) shall not constitute an Event of Default unless and until the Company fails to take the action necessary to correct such event or condition within five Business Days of becoming aware of such event or condition; (2) any indebtedness of the Company or any of its Subsidiaries which has an outstanding principal amount in excess of $1,500,000 individually or $3,500,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

                  (i) Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq, the NYSE or the AMEX and shall remain unlisted for a period of three days;

then, (X) upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), (c), (d), (g), (h), or (i) of this Section
4.1 at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in clause (e) or (f) of this Section 4.1, the Company shall, pay to the Holder an amount equal to the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to the date of payment plus (C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of payment, and (Y) all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

                                    ARTICLE V

                      REPURCHASE UPON A REPURCHASE EVENT OR
                          REGISTRATION REPURCHASE EVENT

         5.1 Repurchase Right upon Repurchase Event. If a Repurchase Event shall occur, then, in addition to any other rights of the Holder, the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining outstanding principal amount of this Note)), on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price; provided, however, that if such right to require repurchase of this Note arises in connection with a transaction that (i) is intended to qualify as a pooling of interests under the Pooling Standards and
(ii) but for the exercise of repurchase rights under Section 5.1 of this Note and Section 5.1 of the Other Notes and the Warrant Notes, may qualify as a pooling of interests under the Pooling Standards, then, without relieving the Company of its other obligations under this Note, the Company may, in the reasonable exercise of its discretion, elect not to repurchase such Note in order to comply with the Pooling Standards.

         5.2 Notices; Method of Exercising Repurchase Rights, Etc. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

                  (i) the date by which the repurchase right must be exercised, and

                  (ii) a description of the procedure (set forth in this Section 5.2) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

                  (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first learns of the Repurchase Event) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

                  (c) If the Holder shall have given a Holder Notice, then on the repurchase date that is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note duly endorsed for transfer) the Company shall repurchase this Note or the portion of this Note as stated in such Holder Notice by making payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder by notice given to the Company at least one Business Day prior to the applicable repurchase date.

         5.3 Repurchase Right upon Registration Repurchase Event. (1) If a Registration Repurchase Event occurs, then, in addition to any other rights of the Holder, the Holder shall have the right, at the Holder's option, to require the Company to repurchase in accordance with this Section 5.3 all of this Note, or from time to time any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note), at the applicable Registration Repurchase Price.

                  (2) To exercise the repurchase right pursuant to this Section 5.3, the Holder shall give a Holder Registration Repurchase Notice as follows:
(i) if the Registration Repurchase Event occurs by reason of the Company's failure to timely file the Registration Statement with the SEC, at any time prior to the earlier of (x) the date which is 30 days after such event and (y) the date the Company files the Registration Statement with the SEC or (ii) if the Registration Repurchase Event occurs by reason of the non-occurrence of the SEC Effective Date within 90 days or 135 days, as the case may be, after the Issuance Date, at any time prior to the SEC Effective Date. A Holder Registration Repurchase Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Registration Repurchase Price.

                  (3) If the Holder shall have given a Holder Registration Repurchase Notice, then on the repurchase date that is five Business Days after the date such Holder Registration Repurchase Notice is given (or such later date as the Holder surrenders this Note to the Company duly endorsed for transfer) the Company shall repurchase this Note or the portion of this Note as stated in such Holder Registration Repurchase Notice by making payment in immediately funds on such repurchase date of the applicable Registration Repurchase Price to such account as specified by the Holder by notice given to the Company at least one Business Day prior to the applicable repurchase date.

         5.4 Other. (a) If the Company fails to repurchase on the applicable repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article V, then the Repurchase Price or the Registration Repurchase Price, as the case may be, for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid at the Default Rate.

                  (b) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this
Article V, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

                  (c) The Company shall notify the Holder of any claim by the Company of manifest error in a Holder Notice or a Holder Registration Repurchase Notice within three Business Days after the Holder gives such notice and no such claim of error shall limit or delay performance of the Company's obligation to repurchase such portion of the Note which is not in dispute and (ii) such notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within one Business Day after such notice has been given (which notice from the Company shall specify all defects in such notice) and any Holder Notice or Holder Registration Repurchase Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects.

                                   ARTICLE VI

                SATISFACTION AND DISCHARGE OF CERTAIN PROVISIONS

         6.1      Discharge of Certain Provisions.  (a) If

                  (i) the Company and the Trustee shall have executed and delivered one to the other the Trust Agreement, which Trustee shall be approved and which Trust Agreement shall be in form, scope and substance as shall have been approved by the Majority Holders, such approval to be evidenced by the written approval of the Trustee and the Trust Agreement given by the Majority Holders prior to such execution and delivery;

                  (ii) the Company shall have deposited with the Trustee, in trust, funds or Government Obligations, the principal of and interest on which when due will, together with any funds set aside at the same time and without the necessity for investment or reinvestment of such funds or for further investment or reinvestment of the principal amount of or interest on such Government Obligations, provide funds sufficient to pay at maturity or upon redemption all of this Note, the Other Notes and the Warrant Notes, including principal and interest due or to become due to the Maturity Date or the maturity date thereof, as the case may be, or earlier redemption;

                  (iii) if such deposit is being made in connection with the redemption of this Note, the Other Notes and the Warrant Notes pursuant to Section 1.2 and the comparable provisions of the Other Notes and the Warrant Notes prior to their maturity, all action other than the giving of notices of redemption necessary to redeem this Note, the Other Notes and the Warrant Notes as of the specified redemption date or dates for this Note, the Other Notes and the Warrant Notes shall have been taken and arrangements reasonably satisfactory to the Majority Holders shall have been made for the giving of notices of such redemption; and

                  (iv) notice of such deposit shall have been given to the Holder and the holders of the Other Notes and the Warrant Notes, within ten days after the date of such deposit;

and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then on the date which is 92 days after the date of such deposit by the Company with the Trustee, so long as during such 92-day period no Event of Default specified in clause (e) or (f) of Section 4.1 or event which with notice or passage of time, or both, would become an Event of Default specified in clause (e) or (f) of Section 4.1 has occurred (x) this Note shall cease to be of further effect (except as provided herein) and (y) the Holder, on demand of the Company accompanied by a Company Certificate and an opinion of counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Note to the extent set forth herein.

                  (b) So long as this Note shall remain outstanding after such discharge, this Note shall continue in effect following the discharge provided for above solely with respect to (1) rights of registration of transfer, exchange or replacement of this Note, (2) rights to receive payment of the principal and Optional Redemption Consideration hereof and interest hereon in accordance with the terms of this Note from such deposited funds or the proceeds of or interest on such deposited Government Obligations, (3) the rights under
Article II, and (4) the rights under Sections 3.5, 3.6 and 3.7; provided, however, that, following such discharge, no claim for payment of principal or the Optional Redemption Consideration of or interest on this Note shall be made against the Company. Upon such discharge, any Event of Default which occurred prior to such discharge solely by reason of one or more provisions of this Note with which the

Company thereafter is no longer obligated to comply, then such Event of Default shall no longer exist.

         6.2 Deposited Moneys and Government Obligations to Be Held in Accordance with Trust Agreement. All funds and Government Obligations deposited with the Trustee pursuant to Section 6.1 shall be held in trust and subject to and in accordance with the terms of the Trust Agreement and such funds and interest on such Government Obligations shall be applied by the Trustee to the payment of this Note, the Other Notes and the Warrant Notes in accordance with their terms and the Trust Agreement.

         6.3 Reinstatement. If (i) the Trustee is unable to apply any funds in accordance with Section 6.2 and the Trust Agreement by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Majority Holders so specify by notice to the Company, the Company's obligations under this Note, the Other Notes and the Warrant Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.1 until such time as the Trustee is permitted to apply all such funds in accordance with Section 6.2 and the Trust Agreement.

                                   ARTICLE VII

                                   DEFINITIONS

         7.1 Certain Defined Terms. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

                  (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

                  "AMEX" means the American Stock Exchange, Inc.

                  "Applicable Rate" means 12 percent (12%) per annum.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

                  "Cash, Cash Equivalent and Short-Term Investment Balances" of any Person at any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and shall mean, without duplication, the sum of (1) the cash owned by such Person on such date,
(2) all assets which would on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles be classified as cash or cash equivalents and (3) all assets which would on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles be classified as short-term investments.

                  "Common Stock" includes the Company's Common Stock, par value $.01 per share, and the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) as authorized on the date hereof, and any other securities into which or for which the Common Stock or the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Note, in lieu of or in addition to Common Stock.

                  "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

                  "Common Stock Warrants" means the Common Stock Purchase Warrants issuable or issued by the Company in the form of Exhibit C to this Note.

                  "Company" shall have the meaning provided in the first paragraph of this Note.

                  "Company Certificate" means a certificate of the Company signed by an Officer.

                  "Company Notice" means a Company Notice in the form of Exhibit D to this Note.

                  "Conversion Date" means the date on which a Conversion Notice is given in accordance with Section 2.2(a).

                  "Conversion Notice" means a duly executed Notice of Conversion of 12% Senior Convertible Note due 2002 substantially in the form of Exhibit A to this Note.

                  "Conversion Price" means $20.50, subject to adjustment as provided in Section 2.3.

                  "Current Fair Market Value" when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq National Market and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of (i) the highest price per share of Common Stock at which the Company has sold shares of Common Stock or Common Stock Equivalents during the 365 days prior to the date of such determination and (ii) the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

                  "Current Market Price" shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that
(1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 2.3(a), (b), (c), (d), (e), (f), or
(g), occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 2.3(a), (b), (c), (d), (e), (f), or (g), occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 2.3(d) or (f), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under
Section 2.3(f), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 2.3(a), (b), (c), (d), (e), (f), or (g), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 2.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of
Section 2.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "Default Interest" shall have the meaning provided in the first paragraph of this Note.

                  "Default Rate" means 20 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

                  "Depositary" means The Depository Trust Company.

                  "Eligible Bank" means a corporation organized or existing under the laws of the United States or any state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York or San Francisco, California.

                  "Expiration Time" shall have the meaning provided in Section 2.3(f).

                  "Event of Default" shall have the meaning provided in Article IV.

                  "Fundamental Change" means

                  (a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

                  (b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will
be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

                  (c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases,
privately  negotiated  purchases  or  otherwise,   of
beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

                  "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

                  "Government Obligations" means direct obligations of, or obligations the timely payment of the principal of and the interest on which are unconditionally guaranteed by, the United States of America and which are not, by their terms, callable.

                  "Holder"  shall  have  the  meaning   provided  in  the  first
paragraph of this Note.

                  "Holder Notice" means a Holder Notice in the form of Exhibit E to this Note.

                  "Holder   Registration   Repurchase  Notice"  means  a  Holder
Registration Repurchase Notice in the form of as Exhibit F to this Note.

                  "Indebtedness" as used in reference to any Person means all indebtedness of such person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such person.

                  "Interest Payment Dates" shall mean each January 1, April 1, July 1 and October 1 and the Maturity Date.

                  "Interest Share Price" means, with respect to any Interest Payment Date, an amount equal to 95 percent of the arithmetic average of the Market Price of one share of Common Stock for each of the ten consecutive Trading Days ending on and including the Trading Day immediately preceding such Interest Payment Date.

                  "Interest Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on this
Note in accordance with Section 1.1.

                  "Interest Shares Measurement Period" means with respect any Interest Payment Date the period of 15 consecutive Trading Days commencing on and including the Trading Day immediately following such Interest Payment Date.

                  "Issuance Date" means the date this Note was issued to the original Holder of this Note.

                  "Issuing Agent" means BankBoston, N.A., its successor or such other person who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Company to act as conversion agent for this Note in accordance with the Issuing Agent Instruction and the name, address and telephone number of whom shall have been given to the Holder by notice from the Company.

                  "Issuing Agent Instruction" means the Issuing Agent Instruction, dated March 24, 1999, from the Company to the Issuing Agent for the benefit of the holders from time to time of this Note, the Other Notes and the Warrant Notes.

                  "Majority Holders" means at any time the holders of this Note, the Other Notes and the Warrant Notes who hold this Note and Other Notes and Warrant Notes which, based on the outstanding principal amount hereof and thereof, represent a majority of the aggregate outstanding principal amount of this Note, the Other Notes and the Warrant Notes.

                  "Market Price" with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                  "Maturity Date" means March 24, 2002.

                  "Nasdaq" means the Nasdaq National Market.

                  "Net Cash, Cash Equivalent and Short-Term Investment Balances" means for any Person at any time such Person's Cash, Cash Equivalent and Short-Term Investment Balances less the sum of (1) the amount of any outstanding Indebtedness of such Person's which is secured in whole or in part by Cash, Cash Equivalent and Short-Term Investment Balances plus (2) the maximum amount which is not outstanding and which may be borrowed pursuant to any revolving credit facility or any commitment to lend of or to such Person's which at the time it becomes outstanding will be secured in whole or in part by Cash, Cash Equivalent and Short-Term Investment Balances.

                  "Newly  Issued  Shares"  shall have the  meaning  provided  in
Section 2.3(g).

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Note" means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

                  "Optional Redemption Consideration" means (1)an amount in cash equal to the sum of (A) the product obtained by multiplying (i) the principal amount of this Note that is outstanding on the Optional Redemption Date times
(ii) the applicable Optional Redemption Percentage on such Optional Redemption Date plus (B) accrued and unpaid interest on such principal amount to the Optional Redemption Date plus (C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the Optional Redemption Date and (2) a Common Stock Warrant that initially (I) entitles the holder thereof to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (x) the principal amount of this Note outstanding immediately prior to redemption of this Note on the Optional Redemption Date by (y)the Conversion Price in effect immediately prior to redemption of this Note on the Optional Redemption Date and
(II) has a Purchase Price (as defined in the Common Stock Purchase Warrants) equal to the Conversion Price in effect immediately prior to redemption of this Note on the Optional Redemption Date, subject to adjustment as provided in the Common Stock Warrants.

                  "Optional Redemption Date" means the Business Day on which this Note is to be redeemed, but in no event later than the Maturity Date.

                  "Optional Redemption Notice" means the Optional Redemption Notice in the form of Exhibit B to this Note.

                  "Optional  Redemption  Percentage"  means with  respect to any
Optional  Redemption  Date during any period set forth below the  percentage set forth below opposite such period:
                                                                                               Optional
                                                                                              Redemption
         Date                                                                                 Percentage
         ----                                                                                 ----------
         Issuance Date to date that is 365 days after Issuance Date                               110%

         From and after date that is 366 days after Issuance Date to Maturity Date                105%

                  "Other Common Stock Warrants" means the Company's Common Stock Purchase Warrants issuable or issued pursuant to the Other Notes and the Warrants.

                  "Other Notes" means the several 12% Senior Convertible Notes due 2002 issued by the Company pursuant to the Other Securities Purchase Agreements.

                  "Other Securities Purchase Agreements" means the several Other Securities Purchase and Exchange Agreements, dated as of the date of the Securities Purchase Agreement, by and between the Company and the several buyers named therein.

                  "Permitted Indebtedness" means

                           (1)   Indebtedness   not  in  excess  of  $13,100,000
aggregate principal amount which is either (x) outstanding on the Issuance Date and which would be reflected on a consolidated balance sheet of the Company as of the Issuance Date prepared in accordance with Generally Accepted Accounting Principles or (y) Indebtedness incurred after the Issuance Date pursuant to commitments available to the Company or any Subsidiary under a lease line in effect on the date of execution and delivery of the Securities Purchase Agreement;

                           (2) Indebtedness  incurred by SUGEN Europe A.G. after
the Issuance Date in the aggregate principal amount not in excess of $25,000,000 (or the foreign currency equivalent thereof based on the foreign exchange rate in effect on the date of incurrence of such Indebtedness) and for which the Company shall have no liability or obligation for payment of any amount which may become due in respect of such Indebtedness;

                           (3) Indebtedness  incurred after the Issuance Date in
the aggregate principal amount outstanding at any one time not in excess of $7,500,000 and which is incurred for lease lines and equipment, inventory, receivable and other similar asset-backed financing arrangements;

                           (4) Indebtedness incurred after the Issuance Date not
in excess of $15,000,000 aggregate principal amount outstanding at any one time in connection with a strategic alliance, collaboration, joint venture, partnership or other similar arrangement with another Person, which strategic alliance, collaboration, joint venture, partnership or other similar arrangement relates to the Company's business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company or any Subsidiary as long as (A) no payment of principal of such Indebtedness is scheduled to be due prior to the date which is two years after the Maturity Date and (B) in each instance such Indebtedness is incurred in a strategic alliance, collaboration, joint venture, partnership or other similar arrangement in which the original principal amount of such Indebtedness is not in excess of 25 percent of the total amount of cash (including proceeds to the Company or such Subsidiary of such Indebtedness) which the Company or such Subsidiary is receiving or is entitled to receive at or before the stated maturity of such Indebtedness on a basis that is not subject to any condition, contingency, milestone or other event (other than the passage of time); and

                           (5) Indebtedness  which is subordinated to this Note,
the Other Notes and the Warrant Notes as to payment on the Subordination Terms or on such other terms as shall have been approved in advance of the incurrence of such Indebtedness by the Majority Holders as evidenced by the written approval of the Majority Holders given prior to the incurrence of such Indebtedness and for which no payment of principal of such Indebtedness is scheduled to be due prior to the date that is one year after the Maturity Date.

so long as in the case of Indebtedness permitted by the preceding clauses (2) through (5), at the time of incurrence of such Indebtedness no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence.

                  "Person" means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

                  "Pooling Standards" means Opinion No. 16 of the Accounting Principles Board (or any successor accounting standard of the Financial Accounting Standards Board (or any successor or replacement Person or board the accounting pronouncements of which are applicable to issuers having a class of securities registered pursuant to Section 12(b) or 12(g) of the 1934 Act)) and any applicable requirements of the SEC relating to pooling of interests accounting for business combination transactions, in each case as in effect from time to time.

                  "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar right hereafter issued by the Company with respect to the Common Stock).

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Registration Repurchase Event" means the occurrence of any of the following events:

                            (a)  the  Company  fails  to file  the  Registration
Statement within the 30-day period provided in Section 8(a)(1) of the Securities Purchase Agreement;

                            (b) the SEC  Effective  Date shall not have occurred
on or before the date which is (i) 90 days after the Issuance Date, if the staff of the SEC determines not to review the Registration Statement or determines to make only a limited review of the Registration Statement, or (ii) 135 days after the Issuance Date, if the staff of the SEC determines to review the Registration Statement (other than a limited review); or

                            (c)  counsel to the Holder  shall in good faith have
advised the Holder that, based on a review of the Registration Statement, such counsel is unable to furnish to the Holder a letter, to the effect set forth in the first paragraph following paragraph (3) of Annex VII to the Securities Purchase Agreement, at any time that the Company is required by the Transaction Documents to cause its counsel to furnish to the Holder an opinion in the form of such Annex VII, unless prior to such time the Company shall have notified the Holder that the provisions of this clause (c) shall no longer be of any further force or effect.

                  "Registration Repurchase Price" means an amount in cash equal to the sum of (1) the principal amount of this Note to be repurchased plus (2) accrued and unpaid interest on such principal amount to the date of such repurchase plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the date of repurchase in accordance with Article V.

                  "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a)(1) of the Securities Purchase Agreement covering the resale of the shares of Common Stock issuable or issued upon conversion of this Note.

                  "Repurchase Event" means the occurrence of any one or more of the following events:

                            (a) For any period of five consecutive  Trading Days
following the date hereof there shall be no reported sale price of the Common Stock on any of Nasdaq, the NYSE or the AMEX;

                            (b) The Common Stock ceases to be listed for trading
on Nasdaq, the NYSE or the AMEX;

                            (c) Any Fundamental Change;

                            (d) The adoption of any  amendment to the  Company's
Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) which materially and adversely affects the rights of the Holder or the taking of any other action by the Company which materially and adversely affects the rights of the Holder;

                            (e) The  inability of the Holder for 20 Trading Days
(whether or not consecutive) during any period of 365 consecutive days occurring on or after the SEC Effective Date to sell shares of Common Stock issued or issuable upon conversion of this Note pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC; or

                            (f) Any Event of Default  specified in Article IV of
this Note.

                  "Repurchase Price" means with respect to any repurchase pursuant to Sections 5.1 and 5.2 an amount in cash equal to the sum of (1) the product obtained by multiplying (x) the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to the date of such repurchase times (y) 110% plus (2) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (1)(x)(B) at the rate provided in this Note to the date of such repurchase.

                  "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

                  "Rights Agreement" means the Rights Agreement, dated as of August 1, 1995, by and between the Company and Boston EquiServe, as Rights Agent.

                  "Rule 144A" means Rule 144A as promulgated under the 1933 Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

                  "Securities"  shall  have  the  meaning  provided  in  Section
2.3(d).

                  "Securities Purchase Agreement" means the Securities Purchase and Exchange Agreement, dated as of March 19, 1999, by and between the Company and the original Holder of this Note.

                  "Significant   Subsidiary"  means  a  Subsidiary  which  is  a
"significant subsidiary," as that term is defined in Rule 1-02(w) of Regulation S-X of the SEC as in effect on the date of this Agreement.

                  "Stock  Payment  Option"  shall have the  meaning  provided in
Section 1.1(a).

                  "Subordination Terms" means with respect to any Indebtedness the terms of subordination set forth in Exhibit G hereto and which terms shall be set forth in the instrument evidencing or governing such Indebtedness.

                  "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Tender Offer" means a tender offer or exchange offer.

                  "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading.

                  "Transaction   Documents"  means  this  Note,  the  Securities
Purchase Agreement, the Warrant Notes, the Warrants, and the other agreements, instruments and documents contemplated hereby and thereby.

                  "Trigger Event" shall have the meaning provided in Section 2.3(d).

                  "Trust Agreement" means the Trust Agreement entered into between the Company and the Trustee, as trustee for the benefit of the holders from time to time of this Note, the Other Notes and the Warrant Notes, for the purposes and otherwise in accordance with Article VI of this Note and the comparable provisions of the Other Notes and the Warrant Notes.

                  "Trustee" means the trustee appointed and acting under the Trust Agreement, who shall be a Person approved by the Majority Holders.

                  "Warrant Notes" means the Company's 12% Senior Convertible Notes issuable or issued pursuant to the Warrants.

                  "Warrants" means the Company's 12% Senior Convertible Note Purchase Warrants issued pursuant to the Securities Purchase Agreement and the Other Securities Purchase Agreements.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.2 Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier and shall be deemed to have been given upon receipt. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be SUGEN, Inc., 230 East Grand Avenue, South San Francisco, California 94080, Attention: Senior Vice President and Chief Financial Officer facsimile line transmission number (650) 553-8310. A copy of any notice to the Company pursuant to this Note shall also be provided to Cooley Godward LLP, 3000 El Camino Real, Palo Alto, California 94306,
Attention: Alan C. Mendelson, Esq. and Suzanne Sawochka Hooper, Esq. (telephone line facsimile transmission number (650) 857-0663). The Holder or the Company may change its address for service by service of written notice to the other as herein provided.

         8.3 Amendment Provision. Neither this Note or any Other Note or Warrant Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes and Warrant Notes affected thereby, (i) extend the scheduled final maturity of this Note or any Other Note or Warrant Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Optional Redemption Consideration, Repurchase Price or Registration Repurchase Price, (ii) amend, modify or waive any provision of this Section 8.3, (iii) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders or (iv) except as provided in this Note, change the method of calculating the Conversion Price in a manner adverse to the Holder.

         8.4 Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

         8.5 Certain Expenses. The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (y) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

         8.6 Governing Law. This Note shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws.

         8.7 Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the date which is two years after the Issuance Date unless (1) (A) the transferee is an "accredited investor" as defined in Regulation D under the 1933 Act and (B) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, or
(2) this Note is transferred to a QIB in accordance with Rule 144A, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Before any transfer of this Note prior to the date which is two years after the Issuance Date, the transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations under Sections 5(a), 5(b), 8, 9, and 10 of the Securities Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10.7 of the Securities Purchase Agreement.

                  (b) Upon any transfer of a this Note to a QIB in accordance with Rule 144A, and upon receipt of this Note, together with a certification, substantially in the form attached to this Note, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Company), the Company shall permit the Note issued upon such transfer to be held by the Depositary, and the Company shall cancel this Note; provided however, that no such Note issued upon transfer of this Note in respect of which the Company or an Affiliate of the Company holds any beneficial interest shall be so held by the Depositary until such Note is freely tradable in accordance with Rule 144(k) under the 1933 Act; provided further however, that the Company shall issue a Note registered in the name of the owner thereof upon any transfer of a beneficial interest in this Note while registered in the name of the Depositary to the Company or any Affiliate of the Company.

         8.8 Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Securities Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

         8.9 Note Register; Replacement of Notes. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor. In connection with the issuance of any such new Note, the Holder shall pay or reimburse the Company for the reasonable and documented attorneys' fees and expenses incurred by the Company in connection therewith (but not in excess of $500.00 for each such issuance).

         8.10 Payment of Note on Redemption or Repurchase; Deposit of Redemption or Repurchase Price, Etc. If this Note is to be redeemed as provided in Section
1.2 or this Note or any portion of this Note is to be repurchased as provided in Sections 5.1 and 5.2 or Section 5.3 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the applicable Optional Redemption Consideration, Repurchase Price or Registration Repurchase Price. On and after the Optional Redemption Date or repurchase date so stated in such notice, provided that the Company shall have deposited with an Eligible Bank on or prior to such Optional Redemption Date or repurchase date, an amount and Common Stock Warrants sufficient to pay the applicable Optional Redemption Consideration or an amount sufficient to pay the applicable Repurchase Price or Registration Repurchase Price, as the case may be, interest on this Note or the portion of this Note to be so redeemed or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so redeemed or repurchased except to receive payment and delivery of the applicable Optional Redemption Consideration, Repurchase Price or Registration Repurchase Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be redeemed or repurchased at the applicable Optional Redemption Consideration, Repurchase Price or Registration Repurchase Price. If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of this Note so surrendered.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                   SUGEN, INC.



                                   By:__________________________________________
                                                     James L. Knighton
                                                 Senior Vice President and
                                                  Chief Financial Officer

                                   ASSIGNMENT

         For value received _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or
other       Taxpayer        Identification       Number       of       assignee:
______________________________) the within Note, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

         [ ]   To SUGEN, Inc. or a subsidiary thereof; or

         [ ]   To a QIB pursuant to and in compliance with Rule 144A; or

         [ ] To an "accredited investor" pursuant to and in compliance with the 1933 Act; or

         [ ]   Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the 1933 Act (an "Affiliate").

         [ ]   The transferee is an Affiliate of the Company.

         Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:_____________________________           NAME:_____________________________

                                              __________________________________
                                                          Signature(s)

                                                                       EXHIBIT A
                                                                         TO NOTE


                              NOTICE OF CONVERSION
                     OF 12% SENIOR CONVERTIBLE NOTE DUE 2002
                                 OF SUGEN, INC.

---------------------------------------------------------------------------------------
To: SUGEN, Inc.                                    with a copy to:
    230 East Grand Avenue
    South San Francisco, California 94063-4720     Cooley Godward LLP
    Attention:  Senior Vice President and          5 Palo Alto Square
                 Chief Financial Officer           3000 El Camino Real
                                                   Palo Alto, California 94306
    Primary Facsimile No.:  (650) 553-8310         Attn:  Suzanne Sawochka Hooper, Esq.
    Alternate Facsimile No. (if primary not        Facsimile No.:  (650) 857-0663
    functioning): (650) 553-8301

    BankBoston N.A.,
    as Issuing Agent
    150 Royall Street
    Canton, Massachusetts 02021
    Attention:  Ms. Dawn Coe
                 Special Issuances
    Facsimile No.:  (781) 575-2393
---------------------------------------------------------------------------------------

         1. Pursuant to the terms of the 12% Senior Convertible Note due 2002 (the "Note"), the undersigned hereby elects to convert $_______________ of the Note, equal to the sum of $_______________ principal amount of the Note, $_______________ of accrued and unpaid interest on such principal amount and $_______________ of Default Interest on such interest into shares of Common Stock of SUGEN, Inc., a Delaware corporation (the "Company"), at a Conversion Price per share equal to $_______________. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

         2. The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is _______________(the "Conversion Shares").

         3. Please issue a certificate or certificates for _______________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

_____________________________________  _________________________________________
Name                                   Name
_____________________________________  _________________________________________
Address                                Address
_____________________________________  _________________________________________
SS or Tax ID Number                    SS or Tax ID Number

Delivery Instructions
for Common Stock:_______________________________________________________________

         4. The Holder hereby represents and warrants that it has complied and will comply with the applicable requirements of Sections 8(c)(3) and 8(c)(5) of the Securities Purchase

Agreement with respect to the shares of Common Stock issuable upon the conversion of the Note to which this Notice relates.

         5. If the shares of Common Stock issuable upon conversion of the Note have not been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the provisions of Rule 144(k) under the 1933 Act are inapplicable to the undersigned with respect to the Conversion Shares relating to this Notice, the undersigned represents and warrants that (i) the shares of Common Stock issuable upon the conversion of the Note to which this Notice relates are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the undersigned with respect to the Conversion Shares relating to this Notice, the undersigned further agrees that
(A) such shares shall not be sold or transferred unless (i) they first shall have been registered under the 1933 Act and applicable state securities laws or
(ii) the Company shall have been furnished with an opinion of legal counsel reasonably satisfactory in form, scope and substance to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered under the 1933 Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.


                                        NAME:___________________________________

Date_________________________________   ________________________________________
                                              Signature of Registered Holder
                                              (Must be signed exactly as name
                                                   appears in the Note.)

                                                                       EXHIBIT B
                                                                         TO NOTE

                                   SUGEN, INC.

                           OPTIONAL REDEMPTION NOTICE
              (Section 1.2 of 12% Senior Convertible Note due 2002)

TO:________________________________________________________________
                                (Name of Holder)

         1. Pursuant to the terms of the 12% Senior Convertible Note due 2002 (the "Note"), SUGEN, Inc., a Delaware corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section 1.2 of the Note as set forth below:

                  (i) The cash portion of Optional Redemption Consideration (based on the principal amount of the Note outstanding on the date this Notice is given) is $_____________.

                  (ii) The Common Stock Warrant issuable upon such redemption (based on the principal amount of the Note outstanding on the date this notice is given) initially will entitle the holder to purchase ________ shares of Common Stock at a price of $_________ per share.

                  (iii)    The Optional Redemption Date is _____________.

         2. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date_________________________________    SUGEN, INC.



                                         By:____________________________________

                                         Title:_________________________________

                                                                       EXHIBIT C
                                                                         TO NOTE

THIS  WARRANT  HAS NOT  BEEN  REGISTERED  UNDER  THE  SECURITIES  ACT OF 1933 OR
APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) IT HAS BEEN REGISTERED UNDER THOSE LAWS, (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER EACH OF THOSE LAWS IS AVAILABLE OR (3) SUCH SALE, TRANSFER OR OTHER DISPOSITION IS TO A QIB PURSUANT TO RULE 144A.

THIS WARRANT IS ISSUED IN CONNECTION WITH SECURITIES ISSUED PURSUANT TO A SECURITIES PURCHASE AND EXCHANGE AGREEMENT, DATED AS OF MARCH 19, 1999, BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS WARRANT, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS WARRANT AND THIS WARRANT MAY BE SUBJECT TO CERTAIN OF THE TERMS OF THE SECURITIES PURCHASE AND EXCHANGE AGREEMENT.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 16.

No. WB-1 Right to Purchase [BEFORE ISSUANCE, INSERT NUMBER DETERMINED IN ACCORDANCE WITH SECTION 5 OF 12% SENIOR CONVERTIBLE NOTE PURCHASE WARRANT OR DEFINITION OF OPTIONAL REDEMPTION CONSIDERATION IN NOTE, AS APPLICABLE] Shares of Common Stock of SUGEN, Inc.

                                   SUGEN, INC.

                          Common Stock Purchase Warrant

         SUGEN, INC., a Delaware corporation, hereby certifies that, for value received, [INSERT NAME OF HOLDER] or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), [BEFORE ISSUANCE, INSERT NUMBER DETERMINED IN ACCORDANCE WITH SECTION 5 OF 12% SENIOR CONVERTIBLE NOTE PURCHASE WARRANT OR DEFINITION OF OPTIONAL REDEMPTION CONSIDERATION IN NOTE, AS APPLICABLE] fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

         As used herein the following capitalized terms, unless the context otherwise requires, have the following respective meanings:

         "Aggregate Purchase Price" means at any time an amount equal to the product obtained by multiplying (x) the Purchase Price times (y) the number of shares of Common Stock for which this Warrant may be exercised at such time.

         "AMEX" means the American Stock Exchange, Inc.

         "Board of Directors" means the Board of Directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

         "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

         "Common Stock" includes the Company's Common Stock, par value $.01 per share, and the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) as authorized on the date hereof, and any other securities into which or for which the Common Stock or the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

         "Common Stock Equivalents" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

         "Company" shall include SUGEN, Inc. and any corporation that shall succeed to or assume the obligation of SUGEN, Inc. hereunder in accordance with the terms hereof.

         "Current Fair Market Value" means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq National Market and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of
(i) the highest price per share of Common Stock at which the Company has sold shares of Common Stock or Common Stock Equivalents within 365 days prior to the date of such determination and (ii) the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

         "Current Market Price" shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Purchase Price pursuant to Section 3(a), (b), (c), (d), (e), (f), or (g) occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Purchase Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Purchase Price pursuant to
Section 3(a), (b), (c), (d), (e), (f), or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Purchase Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 3(d) or
(f), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under
Section 3(f), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 3(a), (b), (c), (d), (e), (f), or (g) occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Purchase Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Purchase Price are called for pursuant to Section 3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         "Expiration Date" means March 31, 2004.

         "Expiration Time" shall have the meaning provided in Section 3(f).

         "Issuance Date" shall mean the date of original issuance of this Warrant.

         "Market Price" means with respect to any security on any day the closing bid price of such security on such day on the Nasdaq or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

         "Newly Issued Shares" shall have the meaning provided in Section 3(g).

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1933 Act" means the Securities Act of 1933, as amended.

         "Notes" shall mean the 12% Senior Convertible Notes due 2002 of the Company issued pursuant to the Securities Purchase Agreement and the Other Securities Purchase Agreements.

         "Note Warrants" means the 12% Senior Convertible Note Purchase Warrants issued by the Company pursuant to the Securities Purchase Agreement and the Other Securities Purchase Agreements.

         "NYSE" means the New York Stock Exchange, Inc.

         "Other Securities  Purchase  Agreements"  means the several  Securities
Purchase and Exchange Agreements, dated as of the date of the Securities Purchase Agreement, by and between the Company and the several buyers named therein.

         "Other Warrants" shall mean the Common Stock Purchase Warrants (other than this Warrant) issued or issuable pursuant to the Notes or the Note Warrants.

         "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

         "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Stock).

         "Purchase Price" means $[PRIOR TO ISSUANCE, INSERT CONVERSION PRICE OF NOTES IN EFFECT IMMEDIATELY PRIOR TO ISSUANCE OR CONVERSION PRICE OF WARRANT NOTES THAT WOULD BE IN EFFECT IMMEDIATELY PRIOR TO ISSUANCE, AS APPLICABLE], subject to adjustment as provided in this Warrant.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

         "Rights  Agreement" means the Rights  Agreement,  dated as of August 1,
1995, by and between the Company and Boston EquiServe, as Rights Agent, as amended from time to time in accordance with its terms.

         "Rule 144A" means Rule 144A as promulgated under the 1933 Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities" shall have the meaning provided in Section 3(d).

         "Securities Purchase Agreement" means the Securities Purchase and Exchange Agreement, dated as of March 19, 1999, by and between the Company and the original Holder of the Note or Note Warrant pursuant to which this Warrant was issued.

         "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "Tender Offer" means a tender offer or exchange offer.

         "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading.

         "Trigger Event" shall have the meaning provided in Section 3(d).

         "Warrant Notes" means the Company's 12% Senior Convertible Notes issuable or issued pursuant to the Note Warrants.

         1.       Exercise of Warrant.

         1.1 Exercise. This Warrant may be exercised by the Holder in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by (x) surrendering this Warrant to the Company, (y) giving a subscription form in the form annexed hereto (duly executed by the Holder) to the Company, and (z) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in either case, in the amount obtained by multiplying
(a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.

         1.2 Net Issuance. Notwithstanding anything to the contrary contained in
Section 1.1, the Holder may elect to exercise this Warrant, in whole or in part, by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after surrender of such subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                       X = Y x (A - B)
                                           -----------
                                             A
where,

             X = the number of shares of Common Stock to be issued to the Holder

             Y = the number of shares of Common Stock  as to which this  Warrant is to be exercised

             A = the  Current  Fair  Market  Value of one share of Common  Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant

             B = the Purchase Price

         2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within five Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Current Fair Market Value of one share of Common Stock calculated as of the last Trading Day immediately preceding the date of such exercise, together with any other stock or other securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to
Section 1 or otherwise. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the Holder as a result of such failure.

         3. Adjustments to Purchase Price. The Purchase Price and the number of shares of Common Stock which may be purchased upon exercise of this Warrant shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, then

                  (1) the Purchase Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Purchase Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date; and

                  (2) the number of shares of Common Stock for which this Warrant may thereafter be exercised that shall be in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (1) of this Section 3(a) by the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to clause (1) of this Section 3(a).

If any dividend or distribution of the type described in this Section 3(a) is declared but not so paid or made, the Purchase Price shall again be adjusted to the Purchase Price which would then be in effect if such dividend or distribution had not been declared and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted

(subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants (including the Preferred Share Purchase Rights) referred to in Section 3(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, then

                  (1) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

                  (2) the number of shares of Common Stock which the Holder may thereafter purchase upon exercise of this Warrant at the opening of business on the date after such Record Date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (1) of this Section 3(b) by (y) the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to Section 3(a)(1).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such Record Date had not been fixed and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to be the number which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (c) In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Purchase Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Purchase Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which "ex-" trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision or combination. If the Purchase Price shall be reduced or increased pursuant to this Section 3(c), then commencing at the time of such reduction or increase the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be adjusted to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such reduction or increase in the Purchase Price pursuant to this Section 3(c) by (y) the Purchase Price in effect immediately after such reduction or increase in the Purchase Price pursuant to this Section 3(c).

                  (d) In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 3(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 3(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 4 applies) (the foregoing hereinafter in this Section 3(d) called the "Securities")), then, in each such case, subject to the second paragraph of this Section 3(d):

                  (1) the Purchase Price shall be reduced so that the same shall be equal to the price determined by multiplying the Purchase Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon exercise of this Warrant (or any portion hereof) the amount of Securities the Holder would have received had the Holder exercised this Warrant (or portion hereof) immediately prior to such Record Date; and

                  (2) if the Purchase Price is reduced as provided in clause (1) of this Section 3(d) the number of shares of Common Stock which may be purchased upon exercise of this Warrant commencing at the opening of business on the day following such Record Date shall be increased to a number equal to the quotient obtained by dividing (x) the

         Aggregate Purchase Price in effect immediately prior to such reduction in the Purchase Price pursuant to Section 3(d)(1) by (y) the Purchase Price in effect immediately after such reduction in the Purchase Price pursuant to clause (1) of this Section 3(d).

In the event that such dividend or distribution is not so paid or made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such dividend or distribution had not been declared and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 3(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 3 (and no adjustment to the Purchase Price or the number of shares of Common Stock which may be purchased upon exercise of this Warrant under this Section 3 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date (including the Preferred Share Purchase Rights), are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and Record Date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto (including the Preferred Share Purchase Rights), that was counted for purposes of calculating a distribution amount for which adjustments to the Purchase Price and the number of shares of Common Stock for which this Warrant may be exercised under this Section 3 were made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Purchase Price shall be readjusted (and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted, subject to proportionate adjustment for any intervening exercises of this Warrant) upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants (including the Preferred Share Purchase Rights) which shall have expired or been terminated without exercise by any holders thereof, the Purchase Price shall be readjusted as if such rights and warrants had not been issued and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) as if such rights and warrants had not been issued.

                  For purposes of this Section 3(d) and Sections 3(a) and (b), any dividend or distribution to which this Section 3(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 3(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 3(b) applies (and any Purchase Price reduction and increase in the number of shares of Common Stock for which this Warrant may thereafter be exercised that are required by this Section 3(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Purchase Price reduction and increase in the number of shares of Common Stock for which this Warrant may thereafter be exercised that are required by Sections 3(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 3(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 3(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 3(a).

                  (e) In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4 applies or as part of a distribution referred to in Section 3(d)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 3(e) has been made, and
(2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 3(f) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the exercise of this Warrant (and shall have made adequate provision) so that the Holder will receive upon such exercise, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, exercised this Warrant to purchase Common Stock:

                  (1) the Purchase Price shall be reduced so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
         (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon exercise of this Warrant (or any portion hereof) the amount of cash the Holder would have received had the Holder exercised this Warrant (or portion hereof) immediately prior to such Record Date; and

                  (2) if the Purchase Price is reduced as provided in clause (1) of this Section 3(e), then the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be increased at the time of such reduction in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to the close of business on such Record Date by (y) the Purchase Price in effect immediately after such reduction in the Purchase Price pursuant to clause (1) of this Section 3(e).

In the event that such dividend or distribution is not so paid or made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such dividend or distribution had not been declared and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a Tender Offer on or after the Issuance Date made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 3(f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 3(e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time:

                  (1) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the

         Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

                  (2) the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be adjusted at the time of such reduction (if any) in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to the close of business on the date of the Expiration Time by (y) the Purchase Price in effect immediately after such reduction in the Purchase Price pursuant to clause (1) of this
         Section 3(f).

Such reduction (if any) in the Purchase Price and increase in the number of shares of Common Stock for which the Warrant may thereafter be exercised shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such Tender Offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 3(f) to any Tender Offer would result in an increase in the Purchase Price, no adjustment shall be made for such Tender Offer under this Section 3(f).

                  (g) (1) In case at any time on or after the Issuance Date the Company shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Purchase Price shall be reduced as provided in clause (2) of this Section 3(g) and the number of shares of Common Stock which may be issued upon exercise of this Warrant shall be increased as provided in clause (3) of this Section 3(g).

                      (2) The reduction in the Purchase Price following any such adjustment shall be determined by multiplying the Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 3(g)(2) may be expressed as the following mathematical formula:

    ------------------------ ---------------------------------- -----------
                                      ( O +(C / FMV))              x PP
                                    -------------------
    ------------------------ ---------------------------------- -----------
                       NPP =             ( O + N )
    ------------------------ ---------------------------------- -----------
where,

         C   =  aggregate  consideration  received  by the Company for the Newly
                Issued Shares

         N   =  number of Newly Issued Shares

         O   =  number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

         FMV = Current Fair Market Value of the Common Stock at the time of issuance of the Newly Issued Shares

         PP  =  Purchase  Price  immediately  prior to the issuance of the Newly
                Issued Shares

         NPP = Purchase Price immediately after the issuance of the Newly Issued Shares

                      (3) If the Purchase Price is reduced in connection with the issuance of Newly Issued Shares as provided in Section 3(g)(2), then the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be increased at the time of such reduction in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such issuance of Newly Issued Shares by (y) the Purchase Price in effect immediately after such issuance of Newly Issued Shares after such reduction in the Purchase Price pursuant to
Section 3(g)(2).

                      (4) Notwithstanding the foregoing, no adjustment shall be made under this Section 3(g) by reason of:

                                    (A) the issuance by the Company of shares of
Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment required by Section 3(a) is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 6;

                                    (B) the  issuance  by the  Company  of Newly
Issued Shares in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered under the 1933 Act;

                                    (C) the  issuance by the Company for cash of
Newly Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Company's business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the Common Stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Company receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of Directors in its reasonable judgment and set forth in a Board Resolution, at least equal to the amount by which (i) the product of the number of Newly Issued Shares so issued times the Current Fair Market Value of the Common Stock on the date such Newly Issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Company for such Newly Issued Shares at the time of issuance thereof;

                                    (D)  the  issuance  by  the  Company  of the
Warrant Notes or the Other Warrants or shares of Common Stock upon conversion of the Notes or the Warrant Notes or upon exercise of this Warrant or the Other Warrants in accordance with the terms hereof and thereof; and

                                    (E) the issuance by the Company of shares of
Common Stock in payment of interest on the Notes and the Warrant Notes in accordance with the terms thereof.

                  (h) The Company may make such reductions in the Purchase Price, in addition to those required by Sections 3(a), (b), (c), (d), (e), (f), and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  (i) No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 3(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                  No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

                  (j) Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than five days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (k) In any case in which this Section 3 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any exercise of this Warrant after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 2.

                  (l) For purposes of this Section 3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than (i) dividends or distributions payable only in shares of Common Stock and (ii) the Preferred Share Purchase Rights.

         4. Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Holder a written agreement providing that this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert this
Note) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 4 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

                  (b) The above  provisions  of this  Section 4 shall  similarly
apply  to  successive  reclassifications,   changes,  consolidations,   mergers,
combinations, sales and conveyances.

                  (c) If this  Section  4 applies  to any  event or  occurrence,
Section 3 shall not apply.

         5. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

         6. Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (c) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant in whole or in part that is contingent on the completion of such action.

         7. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

         8. Transfer of Warrant. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

         9. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

         10. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 9, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock (or other securities) which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

         11. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor. In connection with the issuance of any such new Warrant, the Holder shall pay or reimburse the Company for the reasonable and documented attorneys' fees and expenses incurred by the Company in connection therewith (but not in excess of $500.00 for each such issuance).

         12. Warrant Agent. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 10, and replacing this Warrant pursuant to Section 11, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

         13. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         14. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

         15. Notices, etc. All notices and other communications from the Company to the Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section 9.

         16. Transfer Restrictions. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred unless (1) the transferee is an "accredited investor" (as defined in Regulation D under the 1933 Act) or a QIB in a transfer that meets the requirements of Rule 144A and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations under Sections 5, 8, 9, and 10 of the Securities Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10(j) of the Securities Purchase Agreement.

         17. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

         18. Legend. Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend: The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under said Act.

         19. Miscellaneous. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         20. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated: ________________           SUGEN, INC.



                                  By:___________________________________________
                                     Name:
                                     Title:

                              FORM OF SUBSCRIPTION

                                   SUGEN, INC.

                   (To be signed only on exercise of Warrant)

TO:      SUGEN, Inc.
         230 East Grand Avenue
         South San Francisco, California   94080
         Attention:  Senior Vice President and Chief Financial Officer

         1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares (the "Exercise Shares") of Common Stock, as defined in the Warrant, of SUGEN, Inc., a Delaware corporation (the "Company").

         2. The undersigned Holder (check one):

         [ ] (a) elects to pay the aggregate purchase price for such shares of Common Stock (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

                  or

         [ ] (b) elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 1.2 of the Warrant.

         3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other names as is specified below:

         Name:    ___________________________________________

         Address: ___________________________________________

                  ___________________________________________

Dated:____________ ___, ____
                                    ____________________________________________
                                    (Signature must conform to name of Holder as specified on the face of the Warrant)

                                    ____________________________________________

                                    ____________________________________________
                                                    (Address)

                                                                       EXHIBIT D
                                                                         TO NOTE

                                 COMPANY NOTICE
            (Section 5.2(a) of 12% Senior Convertible Note due 2002)

TO:_______________________________________________________
                     (Name of Holder)

         1. A Repurchase Event described in the 12% Senior Convertible Note due 2002 (the "Note") of SUGEN, Inc., a Delaware corporation (the "Company"), occurred on ___________, _____. As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5.2 of the Note.

         2. The Holder's repurchase right must be exercised on or before ___________, _____.

         3. At or before the date set forth in the preceding paragraph (2), the Holder must:

                  (a) deliver to the Company a Holder Notice, in the form attached as Exhibit E to the Note; and

                  (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

         4. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date_________________________________   SUGEN, INC.



                                        By:_____________________________________

                                        Title:__________________________________

                                                                       EXHIBIT E
                                                                         TO NOTE

                                  HOLDER NOTICE
            (Section 5.2(b) of 12% Senior Convertible Note due 2002)

TO:      SUGEN, INC.

         1. Pursuant to the terms of the 12% Senior Convertible Note due 2002 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and 5.2(b) of $_______________ of the Note, equal to the sum of $_______________ principal amount of the Note, $_______________ of accrued and unpaid interest on such principal amount and $_______________ of Default Interest on such interest at the Repurchase Price provided in the Note.

         2. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date:________________________________   NAME OF HOLDER:

                                        ________________________________________



                                        By______________________________________
                                             Signature of Registered Holder
                                            (Must be signed exactly as name
                                                  appears in the Note.)

                                                                       EXHIBIT F
                                                                         TO NOTE

                      HOLDER REGISTRATION REPURCHASE NOTICE
              (Section 5.3 of 12% Senior Convertible Note due 2002)

TO:      SUGEN, INC.

         1. Pursuant to the terms of the 12% Senior Convertible Note due 2002 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Section 5.3 of $_______________ of the Note, equal to the sum of $_______________ principal amount of the Note, $_______________ of accrued and unpaid interest on such principal amount and $_______________ of Default Interest on such interest at the Registration Repurchase Price provided in the Note.

         2. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date:________________________________    NAME OF HOLDER:

                                         _______________________________________





                                         By_____________________________________
                                              Signature of Registered Holder
                                             (Must be signed exactly as name
                                                   appears in the Note.)

                                                                       Exhibit G
                                                                          to
                                                                         Note

                          SUBORDINATION OF INDEBTEDNESS

                  Any Indebtedness to be issued as permitted by clause (5) of the definition of Permitted Indebtedness in the Note shall contain the following provisions and no provision inconsistent with the following provisions:

                           ARTICLE ____. SUBORDINATION

                  Section  __.1.   Agreement  of   Subordination.   The  Company
covenants and agrees, and each holder of the indebtedness created by this instrument (this "Indebtedness") by its acceptance hereof or thereof covenants and agrees, expressly for the benefit of holders of Senior Indebtedness, that this Indebtedness shall be issued subject to the provisions of this Article; and each person holding this Indebtedness, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

                  The payment of the principal of, premium, if any, and interest on this Indebtedness (including, without limitation, upon any redemption or repurchase of this Indebtedness) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness in cash or other payment satisfactory to the holders of such Senior Indebtedness.

                  No provision of this Article shall prevent the occurrence of any default or event of default with respect to this Indebtedness.

                  Section __.2. Payments to Holders of this Indebtedness. (a)(1) No payment shall be made with respect to the principal of, premium, if any, or interest on this Indebtedness (including, without limitation, the redemption price with respect to any of this Indebtedness to be called for redemption in accordance with its terms or any repurchase of this Indebtedness) if:

                  (i) a default in the payment of principal, premium, if any, interest or other obligations in respect of the Senior Indebtedness occurs and is continuing (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

                  (ii) a default, other than a Payment Default, on any Senior Indebtedness occurs and is continuing that then permits holders of such Senior Indebtedness to accelerate its maturity and the holder of this Indebtedness (or indenture trustee or other representative thereof) receives a notice of the default (a "Payment Blockage Notice") from a holder of Senior Indebtedness, a representative of the holder of such Senior Indebtedness or the Company (a "Non-Payment Default").

If the holder of this Indebtedness (or indenture trustee or representative thereof) receives any Payment Blockage Notice pursuant to the immediately preceding clause (ii), no subsequent Payment Blockage Notice shall be effective for purposes of this Section __.2 unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on this Indebtedness that have become due and are required by the terms of this Indebtedness to be paid in cash have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holder of this Indebtedness (or indenture trustee or other representative thereof) shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such Non-Payment Default is based upon facts or events arising after the date of delivery of such Payment Blockage Notice.

                  (2)  The  Company  may  and  shall  resume   payments  on  and
distributions in respect of this Indebtedness upon:

                  (A) in the case of a Payment Default, the date upon which any such Payment Default is cured or waived or ceases to exist, or

                  (B) in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the applicable Payment Blockage Notice is received by the holder of this Indebtedness (or indenture trustee or other representative thereof) if the maturity of such Senior Indebtedness has not been accelerated and no Payment Default with respect to any Senior Indebtedness has occurred which has not been cured or waived (in which case clause (A) shall be applicable), unless this Article __ otherwise prohibits the payment or distribution at the time of such payment or distribution.

                  (b) A "Reorganization" shall include and mean any dissolution, winding up, total or partial liquidation or reorganization of the Company, or any similar transaction resulting in any payment or distribution of cash, securities or other property ("Distributions") to creditors, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings.

                  (c) Upon any Reorganization, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness, before any Distribution is made to, for, or on account of this Indebtedness or any portion thereof (including, without limitation, any Distribution in connection with a payment of principal, interest or premium or the redemption or repurchase of all or any portion of this Indebtedness).

                  (d) Upon any  Reorganization,  all Distributions on account of this Indebtedness shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent, assignee for the benefit of creditors or other person making such Distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order or the terms of any subordination as between or among such Senior Indebtedness) or their respective representative or representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Distribution is made on account of this Indebtedness.

                  (e) In the event that, notwithstanding the foregoing, a Distribution on account of this Indebtedness is received by a holder thereof (or indenture trustee or other representative thereof) from the Company (including, without limitation, by way of set-off) or from the holder (or indenture trustee or other representative thereof) of any indebtedness subordinated to this Indebtedness, such Distribution shall be held by the recipient or recipients thereof in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness, or their respective representative or representatives, in the same manner and fashion as the Company is obligated to make the same under paragraphs (d) and (e) above.

                  (f) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise), prohibited by the foregoing, shall be received by any holder of this Indebtedness (or indenture trustee or other representative thereof) before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

                  (g) In the event of the acceleration of this Indebtedness because of an event of default or any amount of principal of or premium on this Indebtedness becomes due prior to the maturity date of this Indebtedness, no payment or distribution shall be made any holder of this Indebtedness (or indenture trustee or other representative thereof) in respect of the principal of, premium, if any, or interest on this Indebtedness (including, without limitation, any redemption or repurchase price of any of this Indebtedness called for redemption in accordance with its terms or submitted for redemption or repurchase at the option of the holder of this Indebtedness in accordance with its terms, as the case may be), until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indebtedness. If payment of this Indebtedness is accelerated because of an event of default, the Company, the holder of this Indebtedness (or indenture trustee or other representative thereof) shall promptly notify holders of the Senior Indebtedness of such acceleration.

                  (h) Except as shall be specifically prohibited by this Section _.2, nothing contained in this Article shall prevent the Company from making any scheduled payment of principal or interest on this Indebtedness.

                  Section __.3. Subrogation of this Indebtedness. Subject to the payment in full of all Senior Indebtedness in cash or other payment satisfactory to the holders of such Senior Indebtedness, the rights of the holders of this Indebtedness shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as this Indebtedness is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on this Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior

Indebtedness of any cash, property or securities to which the holders of this Indebtedness would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article, to or for the benefit of the holders of Senior Indebtedness by holders of this Indebtedness (or indenture trustee or other representative thereof), shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the holders of this Indebtedness, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of this Indebtedness pursuant to the subrogation provisions of this Article, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of this Indebtedness.

                  Section __.4. Provisions Solely to Define Relative Rights. It is understood that the provisions of this Article are and are intended solely for the purposes of defining the relative rights of the holders of this Indebtedness, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article or in the terms of this Indebtedness is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of this Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the holders of this Indebtedness the principal of (and premium, if any) and interest on this Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holders of this Indebtedness and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any holder of this Indebtedness from exercising all remedies otherwise permitted by applicable law upon default under this Indebtedness, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Section __.5. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the holders of this Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, custodian, agent, assignee for the benefit of creditors, or other person making such payment or distribution, delivered to the holders of this Indebtedness (or indenture trustee or other representative thereof), for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                  Section __.6. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Notes or the documents, agreements and instruments relating thereto or to this Indebtedness, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Section __.7. Certain Conversions Deemed Payment. If this Indebtedness is convertible into securities of the Company, for the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of this Indebtedness in accordance with such conversion rights shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Indebtedness or on account of the purchase or other acquisition of this Indebtedness, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of this Indebtedness shall be deemed to constitute payment on account of the principal of (and premium, if any) and interest on this Indebtedness. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company, (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, this Indebtedness is so subordinated as provided in this Article and (c) securities, if any, into which this Indebtedness becomes convertible in connection with any business combination transaction if so provided in the terms of this Indebtedness. Nothing contained in this Article or elsewhere in the terms of this Indebtedness is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of this Indebtedness, the right, if any, which is absolute and unconditional, of the holder of this Indebtedness, if by the terms of this Indebtedness this Indebtedness is convertible into securities of the Company, to convert this Indebtedness in accordance with the terms of this Indebtedness.

                  Section __.8 Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness shall have the right to rely upon this Article, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                  Section __.9 Definitions. As used in this Article, the following terms shall have the following meanings:

                  Company: The term "Company" means SUGEN, Inc., a Delaware corporation, and shall include its successors and assigns.

                  Notes: The term "Notes" means the 12% Senior Convertible Notes due 2002 at any one time outstanding not in excess of the original aggregate authorized amount of $40,000,000, issued by the Company pursuant to the Securities Purchase Agreements and the 12% Senior Convertible Notes of the Company in the original aggregate principal amount at any one time outstanding not in excess of $30,000,000 that are issued or issuable by the Company pursuant to the 12% Senior Convertible Note Purchase Warrants issued by the Company pursuant to such Securities Purchase Agreements, including any such notes issued upon transfer thereof or in lieu of any such notes that are mutilated, destroyed, lost or stolen.

                  Securities Purchase Agreements: The term "Securities Purchase Agreements" means the several Securities Purchase and Exchange Agreements, dated as of March 19, 1999, by and between the Company and the several buyers named therein, as amended from time to time.

                  Senior Indebtedness: The term "Senior Indebtedness" means the principal of, premium, if any, and interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), and any other payment (including, without limitation, the Optional Redemption Consideration (as defined in the Notes), the Repurchase Price (as defined in the Notes) and the Registration Repurchase Price (as defined in the Notes)) due pursuant to, any of the following, whether outstanding at the time of issuance of this Indebtedness or thereafter incurred or created:

                  (a) the Notes; and

                  (b)   all   renewals,   extensions,   refundings,   deferrals,
amendments or modifications of the Notes;

unless in the case of any such renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such renewal, extension, refunding, amendment, modification or supplement is not superior in right of payment to, or is pari passu with, this Indebtedness.